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                                                                    Exhibit 5.1


                                [Letterhead of]
                Cooperman Levitt Winikoff Lester & Newman, P.C.
                                800 Third Avenue
                            New York, New York 10022


                                  July 16, 1999


Insight Communications Company, Inc.
126 East 56th Street
New York, New York 10022

         Re:  Registration Statement on Form S-1
                  Under the Securities Act of 1933

Ladies and Gentlemen:

         In our capacity as counsel to Insight Communications Company, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-1, as amended (File
Number: 333-78293), heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering up to 23,575,000 shares of Class A Common Stock (the "Shares").

         In that connection, we have examined the Restated Certificate of Incorporation and the ByLaws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Shares have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the


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Insight Communications Company, Inc.
July 9, 1999
Page 2


Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                           Very truly yours,

                                           COOPERMAN LEVITT WINIKOFF
                                             LESTER & NEWMAN, P.C.


                                           By: /s/ Elliot E. Brecher
                                               ---------------------
                                               A Member of the Firm